Registration No. 333-23555

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

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                             ITHACA INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                               56-1385842
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

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                                 HIGHWAY 268 WEST
                                   P.O. BOX 620
                         WILKESBORO, NORTH CAROLINA 28697
                                  (910) 667-5231
                (Address, Including Zip Code, and Telephone Number,
         including Area Code, of Registrant's Principal Executive Offices)

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                              ITHACA INDUSTRIES, INC.
                      1996 LONG-TERM STOCK INCENTIVE PLAN AND
                 1997 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                             (Full title of the plan)

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                                   ERIC N. HOYLE
                              ITHACA INDUSTRIES, INC.
                                 HIGHWAY 268 WEST
                                   P.O. BOX 620
                         WILKESBORO, NORTH CAROLINA 28697
                                  (910) 667-5231
                      (Name and Address, including Zip Code,
          and Telephone Number, including Area Code of Agent For Service)

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                                    COPIES TO:
                               CARL L. REISNER, ESQ.
                     PAUL, WEISS, RIFKIND, WHARTON & GARRISON
                            1285 AVENUE OF THE AMERICAS
                           NEW YORK, NEW YORK 10019-6064
                                  (212) 373-3000

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                          CALCULATION OF REGISTRATION FEE

                                                         PROPOSED          PROPOSED
                                                        (1)MAXIMUM          MAXIMUM
TITLE OF EACH CLASS OF SECURITIES         AMOUNT      OFFERING PRICE   AGGREGATE OFFERING       AMOUNT OF
TO BE REGISTERED                    TO BE REGISTERED    PER SHARE (2)      PRICE (2)        REGISTRATION FEE
=================================   ================  ===============  ===================  ================
Common Stock, par value $.01
per share........................        864,672           $6.00          $5,188,032.00        $1,572.13
=================================   ================  ===============  ===================  ================

(1) Plus such indeterminate number of shares of Common Stock of the Registrant as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933.
(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h)(1) of the Securities Act of 1933.

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                                   JULY 30, 1997



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                                 EXPLANATORY NOTE


      The Section 10(a) prospectuses being delivered by Ithaca Industries, Inc. (the "Company") to participants in the Ithaca Industries, Inc. 1996 Long-Term Stock Incentive Plan (the "1996 Stock Incentive Plan"), and the Ithaca Industries, Inc. 1997 Stock Option Plan for Non-Employee Directors (the "1997 Non-Employee Director Option Plan") as required by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), have been prepared in accordance with the requirements of Form S-8 and relate to shares of Common Stock, par value $0.01 per share, of the Company (the "Common Stock") which have been reserved for issuance pursuant to the 1996 Stock Incentive Plan and the 1997 Non-Employee Director Option Plan. The information regarding the 1996 Stock Incentive Plan and the 1997 Non-Employee Director Option Plan required in the
Section 10(a) prospectuses is included in documents being maintained and delivered by the Company as required by Rule 428 under the Securities Act. The Company shall provide to participants in the 1996 Stock Incentive Plan and the 1997 Non-Employee Director Option Plan a written statement advising them of the availability without charge, upon written or oral request, of documents incorporated by reference herein, as is required by Item 2 of Part I of Form S-8.

                                      PART II

                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents filed with the Commission by Ithaca Industries, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

      (a)  the Company's Annual Report on Form 10-K, dated May 2, 1997;

      (b) the Company's Quarterly Report on Form 10-Q for the thirteen weeks ended May 3, 1997, filed with the Commission June 17, 1997; and

      (c) the description of the Company's Common Stock, par value $.01 per share, contained in the Company's Registration Statement filed on Form 8-A, pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act") declared effective by the Commission on April 30, 1997.

      All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.


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ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation (a "Derivative Action")), if the relevant party acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of Derivative Actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification had been found liable to the corporation. The Statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

      Section 8.1 of the Company's Amended and Restated Certificate of Incorporation (the "Certificate") and Article 8.1 of the Company's Amended and Restated By-Laws (the "By-Laws") call for indemnification to the full extent permitted under Delaware law as from time to time in effect. Subject to any restrictions imposed by Delaware law, the By-Laws provide a right to indemnification for expenses (including attorneys' fees and disbursements, judgments, fines, excise taxes, penalties, amounts paid in settlement, charges and costs) actually and reasonably incurred or suffered by any person in connection with any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (including, to the extent permitted by law, any Derivative Action) by reason of the fact that such person is or was serving as a director or officer of the registrant or that, being or having been a director or officer or an employee of the registrant, such person is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including an employee benefit plan. The By-Laws also provide that the registrant may, by action of its Board of Directors, provide indemnification to its employees and agents with the same scope and effect as the foregoing indemnification of directors and officers.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the laws of Delaware, the Certificate and By-Laws, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person of the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.



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






ITEM 8.  EXHIBITS.

      5     Opinion of Paul, Weiss, Rifkind, Wharton & Garrison.

      23.1  Consent of KPMG Peat Marwick LLP.

      23.2 Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included in its opinion filed as Exhibit 5 to this Registration Statement).

      24 Power of Attorney (included as part of the signature page to this Registration Statement and incorporated herein by reference).


ITEM 9.  UNDERTAKINGS.

      (a)   The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

            provided, however, that paragraph (a)(l)(i) and (a)(l)(ii) do not apply if the information required to be included in a post-effective amendment by the foregoing paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment of any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating

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            to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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



                                    SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Wilkesboro, state of North Carolina, on July 30, 1997.

                          ITHACA INDUSTRIES, INC.


                          By:   /s/ Eric N. Hoyle
                                ------------------------------------------------
                                Eric N. Hoyle
                                Senior Vice President Finance and Administration Principal Financial and Chief Accounting Officer

      We, the undersigned directors of Ithaca Industries, Inc., hereby severally constitute Jim D. Waller, and Eric N. Hoyle, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, any and all amendments, including post-effective amendments, to this Registration Statement, and generally do all such things in our name and on our behalf in such capacities to enable Ithaca Industries, Inc. to comply with the applicable provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys, or either of them, to any and all such amendments.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


             Signature                      Title                Date
             ---------                      -----                ----

         /s/ Jim D. Waller          Chairman, Chief         July 24, 1997
------------------------------      Executive Officer,
           Jim D. Waller            President and Director


                                    Director
------------------------------
         Walter J. Branson


        /s/ Marvin B. Crow          Director                July 24, 1997
------------------------------
          Marvin B. Crow


        /s/ Francis Goldwyn         Director                July 24, 1997
------------------------------
          Francis Goldwyn


       /s/ Morton E. Handel         Director                July 24, 1997
------------------------------
         Morton E. Handel


      /s/ David N. Weinstein        Director                July 24, 1997
------------------------------
        David N. Weinstein


       /s/ James A. Williams        Director                July 24, 1997
------------------------------
         James A. Williams



                                      II-5


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                                   EXHIBIT INDEX



Exhibit No.         Description of Exhibits
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    2               Opinion of Paul, Weiss, Rifkind, Wharton & Garrison

    23.1            Consent of KPMG Peat Marwick LLP

    23.2 Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included in its opinion filed as Exhibit 5 to this Registration Statement).

    24 Power of Attorney (included as part of the signature page to this Registration Statement and incorporated herein by reference).



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